Exhibit 99.5

FORM OF

NOMINEE HOLDER CERTIFICATION

ENZON PHARMACEUTICALS, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) issued by Enzon Pharmaceuticals, Inc. (the “Company”), pursuant to the Subscription Rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus, dated [            ], 2020 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as Subscription Agent for such Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners identified below (which may be through an anonymous identifying number used by the nominee holder without identifying the beneficial owner and which may include the undersigned), the number of Subscription Rights on the terms and subject to the conditions set forth in the Prospectus specified below:

BENEFICIAL OWNER IDENTIFYING NUMBER	NUMBER OF SUBSCRIPTION RIGHTS OWNED	NUMBER OF UNITS SUBSCRIBED FOR

[Certification continues on the following page]

Note: Add lines as needed.

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please print or type)

Title:
(please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) participant number

Participant:

By:
Signature

Name:
(please print or type)

Title:
(please print or type)

DTC Subscription Confirmation Number(s)

Dated:

2